                                                      Shea & Gardner
                                              1800 Massachusetts Avenue, N.W.
                                                   Washington, DC 20036

                                                 Telephone: (202) 828-2000
                                                 Facsimile: (202) 828-2195

                                                      April 29, 2004

American Skandia Trust
One Corporate Drive
Shelton, CT 06484

         Re:      American Skandia Trust Form N-1A; Post-Effective Amendment No. 49 to the Registration Statement under the Securities Act of 1933 and Amendment No. 51 to the Registration Statement under the Investment
                  Company Act of 1940

Ladies and Gentlemen:

         We have served as counsel to American Skandia Trust (the "Trust") in connection with various matters relating to the registration of the Trust's securities under the Securities Act of 1933, as amended, and registration of the Trust under the Investment Company Act of 1940, as amended.

         Based on our examination of the relevant documents contained in the Trust's registration statement, and in reliance upon certain exhibits to that registration statement, and assuming that the securities were issued in accordance with the terms described in the registration statement, and that the Trust received payment for the securities, we are of the opinion that the securities are valid, legal and binding obligations of the Trust in accordance with their terms and are nonassessable and that the holders of such securities shall have all the rights provided for with respect to those securities as set forth in the Trust's Declaration of Trust.

         We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Trust's registration statement.  We also consent to the reference in the Registration Statement to the Trust to the fact that
Shea & Gardner serves as counsel to the Trust and has provided this opinion.

                                                     Yours truly,

                                                     /s/ Christopher E. Palmer
                                                     Christopher E. Palmer